                                       ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                                    [100 MOTOR PARKWAY
                                                   HAUPPAUGE, NY 11788]

                                           [TRUEINCOME - HIGHEST DAILY] BENEFIT
                                                   SCHEDULE SUPPLEMENT

Annuity Number:  [XXXXXXX]

Effective Date of the Rider:  [Issue Date of the Annuity]

[[Spousal] Designated Life/Lives]:

         [John Doe] Date of Birth:  [February 21, 1955]
         [[Mary Doe] Date of Birth:  [January 1, 1956]]

Roll-Up Rate:  [5.0% per year]

Annual Income Percentage:  [[5.0%]
                                    [The Annual Income Amount is determined at the time of the first withdrawal after the
                                    Effective Date and on a Designated Life's age at the time of the first withdrawal.
                                    It is equal to an Annual Income Percentage, as shown below, applied against the
                                    Protected Withdrawal Value.  For Spousal Designated Lives, the percentage is based on the youngest Designated Life's age at the time of the first withdrawal.

                                               =========================================== =========================================
                                                         Age of Designated Life                Annual Income Percentage Applied
                                                                                              Against Protected Withdrawal Value
                                               =========================================== =========================================
                                               =========================================== =========================================
                                                          50 - 64                                            4%
                                               =========================================== =========================================
                                               =========================================== =========================================
                                                          65 - 74                                            5%
                                               =========================================== =========================================
                                               =========================================== =========================================
                                                          75 - 84                                            6%
                                               =========================================== =========================================
                                               =========================================== =========================================
                                                          85+                                                7%
                                               =========================================== =========================================

                                                                                                          ]]
Minimum Guaranteed Payment: [$100]

Charge for the Rider: [The daily equivalent of an annual rate applied to Sub-accounts:]
                  [For Single Designated Life:   [0.60]%]
                  [For Spousal Designated Lives:  [0.75]%]

Interest Rate Minimum:  [3.0]%

                                           [TRUEINCOME - HIGHEST DAILY] BENEFIT
                                             SCHEDULE SUPPLEMENT (CONTINUED)

Annuity Payment Table:  The Annuity Payment Table below is used to compute the minimum annual amount of a single life annuity payment with 10 payments certain per $1,000 applied.  We used the Annuity 2000 Valuation Mortality Table, less two years, with projected mortality improvements (modified scale G), with an interest rate of 3% per year in preparing the Annuity Payment Table.

                                   Single Life Annuity Payment with 10 Payments Certain

                     =============== ============== ============== ============== ============== ============== ============= ==============
                          AGE           UNISEX          MALE          FEMALE           AGE          UNISEX          MALE         FEMALE
                     =============== ============== ============== ============== ============== ============== ============= ==============
                     =============== ============== ============== ============== ============== ============== ============= ==============
                           55        46.22              48.68          45.60           80        83.94          87.48         83.01
                     =============== ============== ============== ============== ============== ============== ============= ==============
                     =============== ============== ============== ============== ============== ============== ============= ==============
                           60        50.46              53.45          49.71           85        95.40          97.52         94.84
                     =============== ============== ============== ============== ============== ============== ============= ==============
                     =============== ============== ============== ============== ============== ============== ============= ==============
                           65        56.03              59.66          55.11           90        104.46         105.41        104.20
                     =============== ============== ============== ============== ============== ============== ============= ==============
                     =============== ============== ============== ============== ============== ============== ============= ==============
                           70        63.34              67.55          62.27           95        110.06         110.53        109.94
                     =============== ============== ============== ============== ============== ============== ============= ==============
                     =============== ============== ============== ============== ============== ============== ============= ==============
                           75        72.72              77.02          71.62
                     =============== ============== ============== ==============

The Annuity Payment Table below is used to compute the minimum annual amount of a joint and last survivor life annuity payment with 10 payments certain per $1,000 applied.  We used Annuity 2000 Valuation Mortality Table, less two years, with projected mortality improvements (modified scale G), and an interest rate of [3]% per year in preparing the Annuity
Payment Table.

                          Joint and Last Survivor Life Annuity Payment with 10 Payments Certain

                                                                Female Age

                                           55       60       65        70       75       80        85       90       95
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 55     42.00    43.62    45.09     46.32    47.26    47.92     48.33    48.54    48.63
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 60     43.07    45.24    47.37     49.31    50.90    52.06     52.79    53.18    53.36
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                 Male            65     43.93    46.65    49.56     52.43    55.01    57.03     58.39    59.14    59.48
                   Age:
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 70     44.57    47.77    51.45     55.41    59.32    62.69     65.11    66.52    67.20
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 75     45.00    48.58    52.91     57.94    63.37    68.52     72.56    75.07    76.33
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 80     45.29    49.11    53.92     59.84    66.72    73.86     79.99    84.06    86.23
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 85     45.45    49.42    54.54     61.07    69.10    78.04     86.32    92.22    95.52
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 90     45.54    49.59    54.88     61.76    70.52    80.75     90.76    98.26   102.64
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========
                                 95     45.58    49.67    55.04     62.10    71.25    82.23     93.36   101.97   107.14
                                     ========= ======== ======== ========= ======== ======== ========= ======== ========

                                            [TRUEINCOME HIGHEST DAILY] BENEFIT
                                             SCHEDULE SUPPLEMENT (CONTINUED)

The factors in the Annuity Payment Tables are based on the Annuitant's(s') Adjusted Age and Sex.  The Adjusted Age is
the age last birthday prior to the date on which the first Annuity Payment is due, adjusted as shown in the "Translation of Adjusted Age Table" below.

                           Translation of Adjusted Age Table

                     Calendar   Year   in   Which  Adjusted Age                Calendar   Year  in  Which  Adjusted Age
                     First Payment is Due                                      First Payment is Due

                     Prior to 2010                 Actual Age                  2050 through 2059           Actual Age minus 5
                     2010 though 2019              Actual Age minus 1          2060 through 2069           Actual Age minus 6
                     2020 through 2029             Actual Age minus 2          2070 through 2079           Actual Age minus 7
                     2030 through 2039             Actual Age minus 3          2080 through 2089           Actual Age minus 8
                     2040 through 2049             Actual Age minus 4          2090 through 2099           Actual Age minus 9

            ADDITIONAL INFORMATION ABOUT TRANSFERS BETWEEN THE SUB-ACCOUNTS AND THE BENEFIT FIXED RATE ACCOUNT
The program  described in the Rider monitors your Account Value daily,  and, as determined by the formula set forth below, transfers are made between the Sub-accounts and the Benefit Fixed Rate Account.

Any transfers out of the Sub-accounts into the Benefit Fixed Rate Account are made on a pro rata basis.  Any transfers out of the Benefit Fixed Rate Account are taken out of the Benefit Fixed Rate Account on a last-in, first-out basis.
Such transfer amounts are deposited into the Sub-accounts on a pro rata basis, unless you instruct us otherwise.

Terms and Definitions referenced in the calculation formula:
  o Cu - the upper target is established on the Effective Date and is not changed for the life of the guarantee.
  o Ct - the target is established on the Effective Date and is not changed for the life of the guarantee.
  o Cl - the lower target is established on the Effective Date and is not changed for the life of the guarantee.
  o L - the target value as of the current Valuation Day.
  o r - the target ratio.
  o a - the factors used in calculating the target value.  These factors are established on the Effective Date  and are not changed for the life of the guarantee.
  o Q - age based factors used in calculating the target value.  These factors are established on the Effective Date and are not changed for the life of the guarantee.
  o V - the total value of all Sub-accounts in the Annuity.
  o F - the total value of all Benefit Fixed Rate Account allocations.
  o I -  the Income Value prior to the first withdrawal.  The Income Value is equal to what the Annual Income Amount would be if the first withdrawal were taken on the date of calculation.  After the first withdrawal the Income
       Value equals the greater of the Annual Income Amount, the quarterly step-up amount times the Annual Income
       Percentage, and the Account Value times the Annual Income Percentage.
  o T - the amount of a transfer into or out of the Benefit Fixed Rate Account.
  o I% - Annual Income Amount percentage.  This factor is established on the Effective Date and is not changed for the life of the guarantee.

                                            [TRUEINCOME HIGHEST DAILY] BENEFIT
                                             SCHEDULE SUPPLEMENT (CONTINUED)

Target Value Calculation:
On each Valuation Day, a target value (L) is calculated, according to the following formula.  If the variable Account
Value (V) is equal to zero, no calculation is necessary.

                  L = I * Q * a

Transfer Calculation:
The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

         Target Ratio r = (L - F) / V.
            o If r > Cu, assets in the Sub-accounts are transferred to Benefit Fixed Rate Account.
              o If r < Cl, and there are currently assets in the Benefit Fixed Rate Account (F > 0), assets in the
                  Benefit Fixed Rate Account are transferred to the Sub-accounts.

The following formula, which is set on the Effective Date  and is not changed for the life of the guarantee, determines the transfer amount:
     T ={Min(V, [L - F - V *  Ct] / (1-Ct))} T>0, Money moving from the Sub-accounts to the Benefit Fixed Rate
                                                              Account
     T ={Min(F, [L - F - V *  Ct] / (1-Ct))} T<0, Money moving from the Benefit Fixed Rate Account to the
                                                              Sub-accounts